EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to LanOptics Ltd.'s (the "Company") 2007 U.S. Equity Incentive Plan, of our report dated March 29, 2007, with respect to the Company's consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                            /s/ Kost, Forer, Gabbay and Kasierer
                                            ------------------------------------
                                            Kost, Forer, Gabbay and Kasierer
                                            A member of Ernst & Young Global

Haifa, Israel
January 29, 2008